Exhibit 10.20

CLASS B RESTRICTED SHARE AGREEMENT

CLASS B RESTRICTED SHARE AGREEMENT (this “Agreement”) entered into as of this May 8, 2009 (the “Grant Date”), between Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”), and [                    ], an employee of the Company or one of its Subsidiaries (the “Employee”);

WHEREAS, the Employee has agreed to perform services for the Company or one or more of its Subsidiaries (the “Employer”); and

WHEREAS, the Company wishes to carry out the Intelsat Global, Ltd. 2008 Share Incentive Plan (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee appointed to administer the Plan pursuant to Section 3 of the Plan has determined that it would be to the advantage and in the best interest of the Company and its shareholders to grant the Restricted Shares provided for herein (each a “Class B Restricted Share” and collectively the “Class B Restricted Shares”) to the Employee as an inducement to enter into or remain in the service of the Company (or one of its Subsidiaries) (the “Employer”) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to grant said Class B Restricted Shares; and

WHEREAS, this Agreement memorializes certain terms and conditions applicable to the Class B Restricted Shares;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1.	Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

2.	Purchase of Class B Restricted Shares. Upon execution of this Agreement and the Management Shareholders Agreement, the Company or one of its Affiliates will issue or sell to the Employee [ ] Class B Shares, par value U.S. $.001 per share, for a purchase price of par value U.S. $.001 per share. The Employee acknowledges that the Class B Restricted Shares will be subject to the terms and conditions set forth in this Agreement and shall be subject to a substantial risk of forfeiture and restrictions on transferability.

3.

Fair Market Value; 83(b) Election. The parties agree that the Fair Market Value of each Class B Restricted Share as of the Grant Date is U.S. $8.58. The Employee shall make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder in the form of Exhibit B attached hereto (the “83(b) Election”). The Employee understands that under applicable law such election must be filed with the IRS no later than thirty (30) days after the Grant Date to be effective. If the Employee files an effective 83(b) Election, the excess of the fair market value of the Class B Restricted Shares (which the IRS may assert is different from the Fair Market Value determined by the parties) covered by such election over the amount paid by the Employee for the shares shall be treated as ordinary income received by the Employee, and the Company or one of its Subsidiaries shall withhold from Employee’s compensation any amounts required to be withheld under applicable law. The foregoing is merely a brief summary of complex tax laws and regulations, and therefore the Employee is advised to consult with his own tax advisors regarding his purchase, the 83(b) Election and holding of Class B Restricted Shares.

4.	Equity Plan. The Class B Restricted Shares and this Agreement shall be subject to the terms of the Plan, to the extent the terms of such Plan are not inconsistent with the terms of this Agreement. In the event of any inconsistency between the terms of the Plan and the terms of this Agreement, the Plan shall govern.

5.	Vesting. All Class B Shares shall initially be unvested, except as provided in Section 5(a)(i) below.

(a)	Class B Time-Vesting Shares. [ ] of the Class B Restricted Shares (the “Class B Time-Vesting Shares”) shall vest as follows, subject to the Employee’s continued employment on the date of vesting and to Section 6 below:

(i)	[25] percent of the Class B Time-Vesting Shares shall be vested as of the Grant Date;

(ii)	[75] percent of the Class B Time Vesting Shares shall vest in forty-five (45) equal monthly installments of 1/45 per month commencing on June 4, 2009 and on the fourth day of each calendar month thereafter so the Class B Time-Vesting Shares will be fully vested on February 4, 2013; and

(iii)	Immediately prior to the first Change in Control (as defined in Section 5(c)) to occur following the Grant Date (and subject to the consummation of such Change in Control), any unvested Class B Time-Vesting Shares shall become fully vested.

(b)	Class B Performance Shares. Subject to Section 6 below, [ ] of the Class B Restricted Shares (the “Class B Performance Shares”) shall vest as set forth on Exhibit A, subject to the Employee’s continued employment on the dates provided in Exhibit A.

(c)

Notwithstanding anything to the contrary in the Plan or the Management Shareholders Agreement, for purposes of this Agreement, “Change in Control” shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any Permitted Holder (or any person or group that is an Affiliate or associate of a Permitted Holder), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50%, indirectly or directly, of the voting securities of the Company (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries) or (ii) consummation of an amalgamation, a merger or consolidation of the Company or any direct or indirect Subsidiary thereof with any other entity or a sale or other disposition of all or substantially all of the assets of the Company following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any Parent or other Affiliate thereof) at least 50% of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any Parent or other Affiliate thereof, outstanding immediately after such transaction, except that no Change of Control shall occur under this clause (ii) if such amalgamation, merger or consolidation is with any of those certain Person(s) described in the resolutions of the Compensation Committee of the Board dated December 29, 2008 or any of those certain Person(s) described in the resolutions of the Board dated May 6, 2009.

6.	Termination of Employment.

(a)	Termination without Cause.

(i)	Treatment. In the event of a Termination of Employment by the Employer without Cause, all unvested Class B Restricted Shares (and the related cash dividends and proceeds thereof held by the Company in accordance with Section 8 hereof (“Custodial Dividends”), if any, with respect to such Class B Shares which have not vested at the time of the dividend payment) shall be immediately forfeited.

(ii)	Repurchase Right. Subject to Sections 6(e) and 7 hereof, any Class B Shares held by the Employee as a result of the vesting of Class B Restricted Shares may be repurchased by the Company at any time and from time to time following the date of Termination of Employment without Cause at a purchase price per Class B Share equal to the Class B Repurchase Price of such Class B Share as of the date of such repurchase.

(b)	Resignation by the Employee.

(i)	Treatment. In the event of a Termination of Employment by the Employee other than due to death or Disability, all unvested Class B Restricted Shares (and the related Custodial Dividends paid, if any, with respect to such Class B Shares which have not vested at the time of the dividend payment) shall be immediately forfeited.

(ii)

Repurchase Right. Subject to Sections 6(e) and 7 hereof, any Class B Shares held by the Employee as a result of the vesting of Class B Restricted Shares may be repurchased by the Company at any time and from time to time following the date of any Termination of Employment at a purchase price per Class B Share equal to the lesser of (1) the Class B Repurchase Price of such Class B Share on the date of such Termination of Employment, or (2) (A) the Class B Repurchase Price of such Class B Share on the Grant Date minus (B) the value of any dividends, distributions, or dividend equivalents previously paid to the Employee in respect of such Class B Share (subject to equitable adjustment in the Committee’s good faith discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (2)) but in no event less than the par value of such Class B Share.

(c)	Death and Disability.

(i)	Treatment. In the event of the Employee’s Termination of Employment by reason of the Employee’s death or Disability, all unvested Class B Restricted Shares (and the related Custodial Dividends paid, if any, with respect to such Class B Shares which have not vested at the time of the dividend payment) shall be immediately forfeited.

(ii)	Repurchase Right. Subject to Sections 6(e) and 7 hereof, following the Termination of Employment due to death or Disability described above, any Class B Shares held by the Employee as a result of the vesting of Class B Restricted Shares may be repurchased by the Company at any time and from time to time following the date of such Termination of Employment at a purchase price per share equal to the Class B Repurchase Price of such Class B Share on the date of repurchase.

(d)	Termination for Cause.

(i)	Treatment. In the event of the Employee’s Termination of Employment by the Employer for Cause, all unvested Class B Restricted Shares (and the related Custodial Dividends paid, if any, with respect to such Class B Shares which have not vested at the time of the dividend payment) shall be immediately forfeited.

(ii)	Repurchase Right. Subject to Sections 6(e) and 7 hereof, from and after the date of such Termination of Employment, the Company may repurchase any or all of such Class B Shares held by the Employee as a result of the vesting of Class B Restricted Shares for a per share purchase price equal to the par value as of the Grant Date of such Share.

(e)	Expiration of Repurchase Rights. Notwithstanding any other provision of this Section 6, the Company’s repurchase rights set forth in this Section 6 with respect to Class B Restricted Shares held by the Employee shall expire immediately prior to the occurrence of an Initial Public Offering (subject to the consummation of such Initial Public Offering).

(f)

Claw-Back. If, during his employment or at any time prior to the first anniversary of the Employee’s Termination of Employment for any reason, the Employee (i) directly or indirectly provides services to, or manages or operates any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business or activity which competes with any product or service of the Company or any of its Subsidiaries or affiliates; or (ii) otherwise violates any non-compete, non-solicit, confidentiality or non-disparagement covenant set forth in any applicable written agreement with the Company or policy governing the Employee’s services with the Company (or any of its Subsidiaries or affiliates), then the Employee shall, in addition to any other remedy which may be available at law or in equity, be required to pay to the Company a cash amount equal to the product of (x) the number of Class B Restricted Shares that first become vested during the 24-month period immediately preceding (or at any time after) the date that the Employee first breaches such covenant and (y) the fair market value per share of the Class B Restricted Shares as of the date such Class B Restricted Shares first become vested. In addition, all Class B Restricted Shares that have not become vested prior to the date of such breach shall thereupon be forfeited.

7.	Restrictions. In order to receive any grant hereunder, the Employee must be or become a party to the Management Shareholders Agreement and must execute the proxy attached hereto as Exhibit C of this Agreement. The transferability of Class B Restricted Shares and any Class B Shares that are held by the Employee as a result of vesting of Class B Restricted Shares shall be governed by the Management Shareholders Agreement. Any transferee of Class B Restricted Shares or Class B Shares from the Employee (and any subsequent transferee) shall be required to execute the proxy attached hereto as Exhibit C of this Agreement and become a party to the Management Shareholders Agreement.

8.	Employee Shareholder Rights.

(a)	Except as otherwise set forth herein, in the Plan or in the proxy executed by the Employee, the Employee shall have all rights of a shareholder with respect to the Class B Restricted Shares.

(b)	Shareholders of Class B Restricted Shares shall not be entitled to receive their percentage interest of all Distributions paid to shareholders until each shareholder of Class A Shares receives Distributions equal to their Paid-in-Capital (as defined below), and, thereafter, the holders of Class B Shares and holders of Class A Shares shall be entitled to receive Distributions ratably based upon the proportionate number of outstanding common shares of the Company held by each such shareholder. For purposes of this Agreement,

(i)	“Distributions” shall mean (A) distributions of Class A Shares, (B) distributions in liquidation of the Company, and (C) other distributions payable to shareholders for which such an entitlement to receive such distribution would not prevent the Class A Shares from qualifying as “service recipient stock” within the meaning of Department of Treasury Regulation Section 1.409A-1(b)(5)(iii);

(ii)

“Paid-in-Capital” shall mean, (A) with respect to each Class A Restricted Share issued on the Closing Date, the Fair Market Value of such Class A Share on the Closing Date (which, for the avoidance of doubt, was $100 per share), (B) with respect to each Class A Share acquired upon exercise of any Rollover Option, the Fair Market Value of such Class A Share on the Closing Date and (C) with respect to any other Class A Share, the purchase price paid by such shareholder for such Class A Share (including, without limitation, the exercise price paid upon exercise of any Share Option); and

(iii)	“Rollover Option” shall mean a Non-Qualified Stock Option issued to an optionholder on the Closing Date in consideration for the termination and cancellation of one or more stock rights issued under the Intelsat Holdings, Ltd. Share Incentive Plan.

(c)	Notwithstanding the foregoing, cash dividends, if any, paid with respect to any Class B Restricted Shares which have not vested at the time of the dividend payment shall be paid to and held in the custody of the Company, shall accrue interest at the lesser of the interest rate applicable to the primary revolving credit agreement of the Company or its Subsidiaries, as in effect from time to time, or 4% compound interest per annum, and shall be subject to the same restrictions that apply to the corresponding Class B Restricted Shares. Except as provided in the next sentence, any Custodial Dividends held by the Company for Class B Time-Vesting Shares (including any interest thereon payable in accordance with this Section 8) shall be paid to the Employee at the earliest event to occur: (i) at such time as any Class B Time-Vesting Shares vest pursuant to the vesting schedule in Section 5(a) hereof (disregarding vesting under a Change in Control), (ii) when the Employee incurs a “separation from service” as defined in Code Section 409A, provided that such Custodial Dividends are not otherwise forfeited as described herein or (iii) on a Change in Control, provided that such Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A. Any Custodial Dividends that vest within two years following a separation from service pursuant to Section 6(a)(i)(A) hereof shall be paid on the date that is two years following such separation from service. At such time as any Class B Performance Shares vest, any Custodial Dividends held by the Company (including any interest thereon payable in accordance with this Section 8) with respect to such vested Class B Performance Shares shall be paid to the Employee. Following the date upon which the Class B Restricted Shares vest, all sales, transfers, assignments, pledges or other encumbrances and dispositions shall be subject to the terms of the Management Shareholders Agreement. Notwithstanding anything to the contrary in this Agreement, any or all Class B Shares that are deemed to be forfeited hereunder may be repurchased by the Company, at any time and from time to time from and after the date of such forfeiture, for a purchase price per Class B Share equal to the par value of such repurchased Class B Share, and following such forfeiture, the Employee shall have no rights with respect to such Class B Shares other than the receipt of such par value amount.

9.	Changes in Shares. In the event of any share split, reverse share split, dividend, merger, amalgamation, consolidation, recapitalization or similar event affecting the capital structure of the Company, the number and kind of shares (or other property, including without limitation cash) subject to this Agreement and the calculation of Paid-in-Capital shall, in each such case, be equitably adjusted by the Committee as it in good faith deems appropriate to prevent the dilution or enlargement of the value of the Employee’s Class B Restricted Shares. Notwithstanding anything in this Agreement to the contrary, upon a corporate transaction in which all of the Class B Shares are converted into the right to receive cash, the Proceeds shall be finally determined and there shall be no further opportunity to vest in any Class B Performance Shares.

10.	Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to any Class B Restricted Shares, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount, provided, that the Company may require the deduction of any such taxes from any payment otherwise due to the Employee, including the delivery of the Class B Restricted Shares that gives rise to the withholding requirement.

11.	Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to its conflict of laws principles.

13.	Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and assigns.

14.	Amendment. In addition to any right of the Committee to amend or modify the terms of the Class B Restricted Shares as set forth in the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

15.	Laws and Regulations. No Class B Shares shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such Class B Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of Class B Shares to the Employee hereunder on the Employee’s undertaking in writing to comply with such restrictions on the subsequent disposition of such Class B Shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

16.	Miscellaneous.

(a)	The Company shall not be required (i) to transfer on its books any Class B Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, the Plan or the Management Shareholders Agreement or (ii) to treat as owner of such Class B Restricted Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Class B Restricted Shares shall have been so transferred.

(b)	This Agreement shall not be construed so as to grant the Employee any right to remain in the employ of the Company or any Subsidiary.

(c)	This Agreement may be executed in counterparts, which together shall constitute one and the same original.

(d)	This Agreement, the Plan and the Management Shareholders Agreement set forth the entire understanding and agreement of the Employee and the Company (or any Employer) with respect to Class B Restricted Shares of the Company granted on or prior to the date hereof, and supersede any and all other understandings, commitments, terms sheets, negotiations or agreements of or between the Employee and the Company (or any Employer) relating to restricted shares of the Company. Except with respect to the definition of Change in Control set forth in Section 5(c) of this Agreement, (i) any inconsistencies between the Plan and this Agreement shall be resolved in favor of the Plan, and (ii) any inconsistencies between the Management Shareholders Agreement and this Agreement shall be resolved in favor of the Management Shareholders Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year first set forth above.

INTELSAT GLOBAL, LTD.

Phillip L. Spector Executive Vice President & General Counsel

ACCEPTED:

The undersigned hereby acknowledges having read this Class B Restricted Share Agreement and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

Name:

Signature Page to Class B Restricted Share Agreement

Exhibit A

Vesting of Class B Performance Shares

I.	ANNUAL AWARDS

(a)	General: Subject to Sections 5(b) and 6 of the Agreement, the Class B Performance Shares shall be eligible to vest in two (2) equal annual installments beginning in 2008 (each, an “Annual Performance Share Installment”); provided that the Employee remains continuously employed in active service by the Employer from the Grant Date through January 5 of the calendar year immediately following the applicable calendar year being measured (the “Measurement Year”) regardless if the Employee remains employed thereafter. In addition, the Class B Performance Shares shall be eligible to vest through a Cumulative Catch-up Award and an Exit Catch-up Award (as provided for below), provided that, subject to Sections 5(b) and 6 of the Agreement, the Employee remains employed as of January 5 of the calendar year immediately following the last calendar year being measured in the applicable Cumulative Measurement Date (as defined below) or the date of the Measuring Trigger (as defined below), as applicable. The annual vesting shall be as follows:

(i)	The first installment shall consist of 50% of the Class B Performance Shares and shall be eligible to become vested pursuant to this Exhibit A on the Measurement Date (as defined below) for Measurement Year 2008, based on calendar year 2008 results (which includes part of the calendar year that occurred prior to the Closing Date);

(ii)	The second installment shall consist of 50% of the Class B Performance Shares and shall be eligible to become vested pursuant to this Exhibit A on the Measurement Date for Measurement Year 2009, based on calendar year 2009 results;

(b)	Calculation:

(i)	The Annual Performance Share Installment shall vest based on the Sum Realized Percentage, as defined below, through an analysis (explained below) that compares each of the Company’s actual Revenue and EBITDA (as defined below), as reflected in the annual audited consolidated financial statements with respect to such Measurement Year, against each of, respectively, the Revenue Target and the EBITDA Target (each a “Financial Target”) for such Measurement Year, as such Financial Targets are set forth in the following table:

Financial Target $ in millions	Measurement Year 2008	Measurement Year 2009	Measurement Year 2010	Measurement Year 2011	Measurement Year 2012
Revenue Target	$2,289	$2,358	$2,469	$2,577	$2,659
EBITDA Target	$1,798	$1,847	$1,959	$2,063	$2,130

(ii)	For purposes of determining vesting under this Exhibit A, each Financial Target will be weighted to correspond to a percentage of the Annual Performance Share Installment (each a “Weighted Portion”). The Weighted Portion for the Revenue Target shall constitute twenty-five percent (25%), and the Weighted Portion for the EBITDA Target shall constitute seventy-five percent (75%).

(iii)	For each Measurement Year, the Company’s actual results for each Financial Target shall be calculated as a percentage of each respective Financial Target (the “Realized Percentage”). The Realized Percentage for each Financial Target shall be multiplied by the Weighted Portion for each respective Financial Target to determine the “Weighted Realized Percentage” with respect to each Financial Target. The Weighted Realized Percentages shall then be added together to determine the “Sum Realized Percentage.” If the Sum Realized Percentage equals or exceeds 100% for such year, then all of the Class B Restricted Shares covered by the Annual Performance Share Installment for such year shall vest.

(iv)	For example, assume the following facts for the 2008 Measurement Year Annual Performance Share Installment as set forth in the table below ($ in millions):

Financial Target		Actual Result	Realized Percentage per Financial Target	Weighted Portion	Weighted Realized Percentage
Revenue	$2,289	$2,358	103%	25	25.75%
EBITDA	$1,798	$1,798	100%	75	75.00%

				Sum Realized Percentage	100.75%

Because the Company’s Sum Realized Percentage for the annual period equaled or exceeded 100%, all of the Class B Restricted Shares covered by the Annual Performance Share Installment with respect to such Measurement Year 2008 would vest.

(c)	Definitions:

(i)	“Measurement Date” shall mean the date the Board approves the Company’s audited consolidated financial statements for the Measurement Year; provided that, if the Board has not approved the Company’s audited consolidated financial statements by May 31 of the year following the Measurement Year, the Board shall use such information as is available to it at such time to determine in good faith whether the Annual Performance Share Installment for such Measurement Year has vested.

(ii)	“Revenue” shall mean the Company’s consolidated revenue as set forth in the Company’s audited financial statements for the applicable calendar year; provided that with respect to the Company’s consolidated revenue attributable to any subsidiary which is not wholly-owned, such revenue shall be reduced proportionately to the extent of the economic ownership interests in such subsidiary held by third parties; and provided, further, that if such consolidated revenue amount for a Measurement Year is calculated other than according to the U.S. GAAP and accounting principles for 2007 that were used for purposes of setting the applicable Revenue Target for such Measurement Year, such Revenue Target shall be adjusted accordingly.

(iii)

“EBITDA” shall mean Adjusted EBITDA as defined in the Indenture dated June 27, 2008, by and among Intelsat (Bermuda), Ltd., As Issuer (“Intelsat Bermuda”), Intelsat, Ltd., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, governing the 11 1/4% Senior Cash Pay Notes due 2017 and 11 1/2% / 12 1/2% Senior PIK Election Notes due 2017 of Intelsat Bermuda (the “Intelsat Bermuda Indenture”) and as reported in Intelsat, Ltd.’s periodic report filings with the SEC, but excluding insurance proceeds from in-orbit failures (to the extent not otherwise excluded pursuant to the definition of Adjusted EBITDA contained in the Intelsat Bermuda Indenture) and adjusted further as follows: to the extent that Intelsat Bermuda has any Unrestricted Subsidiary (as defined under the Intelsat Bermuda Indenture), (A) as increased by the product of (1) the Adjusted EBITDA of such Unrestricted Subsidiary, calculated in accordance with the Intelsat Bermuda Indenture and assuming that such Unrestricted Subsidiary were a Wholly Owned Subsidiary and (2) the aggregate percentage ownership interest in such Unrestricted Subsidiary held by Intelsat Bermuda and its Restricted Subsidiaries; (B) as reduced by cash dividends received by Intelsat Bermuda and its Restricted Subsidiaries from such Unrestricted Subsidiary; and (C) as adjusted appropriately through reduction for revenues from services provided by Intelsat Bermuda and its Restricted Subsidiaries to such Unrestricted Subsidiary and through increase for costs from services provided by such Unrestricted Subsidiary to Intelsat Bermuda and its Restricted Subsidiaries, each as are attributable to Intelsat Bermuda and its Restricted Subsidiaries to the extent of their aggregate percentage ownership interests in such Unrestricted Subsidiary and as are already otherwise included or reflected in Adjusted EBITDA as defined in the Intelsat Bermuda Indenture.

II.	CUMULATIVE CATCH-UP AWARDS

(a)	General:

(i)	If any Annual Performance Equity Award Installment (as defined below) does not vest with respect to a Measurement Year (each an “Unvested Annual Period”), such unvested Annual Performance Equity Award Installment may potentially vest as of a later Measurement Year if the Sum Cumulative Realized Percentage (defined below) equals or exceeds 100% and subject to the limitation set forth in Section II.(c). A Sum Cumulative Realized Percentage shall be determined if (i) the Sum Realized Percentage for any Measurement Year equals or exceeds 100% (each a “Vested Annual Period”) and (ii) any unvested Annual Performance Share Installment or unvested “Annual Performance Option Installment” (as defined in Exhibit A to that certain Share Option Agreement dated May 8, 2009 by and between the Company and the Employee, and collectively with any Annual Performance Share Installment, the “Annual Performance Equity Award Installment”) from any eligible Unvested Annual Period(s) remain unvested.

(ii)	In determining the Sum Cumulative Realized Percentage, the “Cumulative Realized Percentage” for each Financial Target shall be calculated as a percentage by comparing (i) the sum of the Company’s actual results from the applicable Vested Annual Period(s) and Unvested Annual Period(s) to the (ii) the sum of the Financial Targets of such annual periods. The Cumulative Realized Percentage for each Financial Target shall be multiplied by the Weighted Portion for each respective Financial Target to determine the “Weighted Cumulative Realized Percentage” with respect to each Financial Target. The Weighted Cumulative Realized Percentages shall then be added together to determine the “Sum Cumulative Realized Percentage.” If the Sum Realized Percentage equals or exceeds 100% for such years, then the Annual Performance Equity Award Installment of such Unvested Annual Period(s) shall vest on the Measurement Date of the Measurement Year the Sum Cumulative Realized Percentage is determined (the “Cumulative Measurement Date”).

(b)

Trend-line Catch-up for Consecutive Unvested Periods: If the Sum Cumulative Realized Percentage as described above does not equal or exceed 100% and there are two (2) or more consecutive Unvested Annual Periods then a second Sum Cumulative Realized Percentage shall be determined using measurements only from the applicable Vested Annual Period(s) and the most recent Unvested Annual Period. If the second Sum Cumulative Realized Percentage equals or exceeds 100% then such Annual Performance Equity Award Installment for the most recent Unvested Annual Period shall vest on the Cumulative Measurement Date and a third Sum Cumulative Realized Percentage shall be determined by using measurements only from the applicable Vested Annual Period(s) and the two most recent Unvested Annual Periods. If the third Sum Cumulative Realized Percentage equals or exceeds 100% then such Annual Performance Equity Award Installment for the second most recent Unvested Annual Period shall vest on the Cumulative Measurement Date and, if necessary, a fourth Sum Cumulative Realized Percentage shall be determined by using measurements only from the applicable Vested

Annual Period(s) and the three most recent Unvested Annual Periods. If the fourth Sum Cumulative Realized Percentage equals or exceeds 100% then such Annual Performance Equity Award Installment for the third most recent Unvested Annual Period shall vest on the Cumulative Measurement Date and, if necessary, a fifth Sum Cumulative Realized Percentage shall be determined by using measurements only from the applicable Vested Annual Period(s) and the four most recent Unvested Annual Periods. If the fifth Sum Cumulative Realized Percentage equals or exceeds 100% then such Annual Performance Equity Award Installment for the fourth most recent Unvested Annual Period shall vest on the Cumulative Measurement Date.

(c)	Limitation on Cumulative Catch-up: Notwithstanding the foregoing, if (x) the results from any Unvested Annual Period or consecutive Unvested Annual Periods (each a “Prior Unvested Annual Period”) are included with the results from a subsequent Vested Annual Period or consecutive Vested Annual Periods (each a “Prior Vested Annual Period”) in a calculation of a Sum Cumulative Realized Percentage that does not equal or exceed 100%, and for which, accordingly, the applicable Annual Performance Equity Award Installment would remain unvested and (y) with respect to a Measurement Year following such Vested Annual Period or consecutive Vested Annual Periods there occurs an Unvested Annual Period (a “Later Unvested Annual Period”), then

(i)	Any Prior Unvested Annual Period shall no longer be eligible to vest other than pursuant to Section III below; and

(ii)	The Later Unvested Annual Period shall continue to be eligible to vest pursuant to Section III below and shall also continue to be eligible to vest based on a subsequent calculation of a Sum Cumulative Realized Percentage so long as such calculation does not include the results from any Prior Vested Annual Period.

III.	EXIT CATCH-UP AWARD

(a)	General. All unvested and non-forfeited Class B Performance Shares shall vest upon the first Change in Control or Realization Event (whichever occurs first, the “Measuring Trigger”) that occurs following the Grant Date, if, as a result of such Measuring Trigger, the Sponsor Shareholders receive Proceeds (as defined below) equal to (i) at least three times the amount of the Investment if such Measuring Trigger occurs on or prior to the seventh anniversary of the Closing Date or (ii) at least four times the amount of the Investment thereafter, provided that, subject to Sections 5(b) and 6 of the Agreement, the Employee remains continuously employed in active service by the Employer from the Grant Date through the date of such Measuring Trigger. Such multiple of the Investment amount, whether three times or four times, is hereinafter referred to as the “Applicable Threshold.”

(b)

Gradual Exit. If the Applicable Threshold is not reached as of the first Change in Control or Realization Event, or if no such Change in Control or Realization Event has occurred, and if the Sponsor Shareholders receive Cash Proceeds (whether through a Change in Control, a Realization Event, extraordinary cash dividends or any combination of the foregoing) equal to the Applicable Threshold, then all unvested and non-forfeited

Class B Performance Shares shall vest upon the achievement of such Applicable Threshold; provided that, subject to Sections 5(b) and 6 of the Agreement, the Employee remains continuously employed in active service by the Employer from the Grant Date through the date of such achievement of such Applicable Threshold.

(c)	Definitions:

(i)	“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the full faith and credit of United States government, (ii) certificates of deposit or bankers acceptances with maturities of one year or less from institutions with at least $1 billion in capital and surplus and whose long-term debt is rated at least “A-1” by Moody’s or the equivalent by Standard & Poor’s; (iii) commercial paper issued by a corporation rated at least “A-1” by Moody’s or the equivalent by Standard and Poor’s and in each case maturing within one year; and (iv) investment funds investing at least ninety-five (95%) of their assets in cash or assets of the types described in clauses (i) through (iv) above.

(ii)	“Cash Proceeds” shall mean the cash or Cash Equivalents received by the Sponsor Shareholders in connection with or in any way related to their ownership of Investment Shares, including (but not limited to) any monitoring fees paid in cash or Cash Equivalents (but not rolled-over) pursuant to the Monitoring Fee Agreement signed on February 4, 2008 (as amended from time to time), and cash or Cash Equivalents received for the disposal of Investment Shares in connection with the Measuring Trigger.

(iii)	“Proceeds” shall mean the aggregate fair market value of the consideration received by the Sponsor Shareholders in connection with or in any way related to their ownership of Investment Shares, including (but not limited to) monitoring fees paid or due pursuant to the Monitoring Fee Agreement signed on February 4, 2008 (as amended from time to time), and consideration received in connection with the disposal of Investment Shares with the Measuring Trigger, after taking into account all post closing adjustments, and assuming exercise of all options and warrants outstanding as of the effective date of such Measuring Trigger; provided however, that if the Sponsor Shareholders retain any Investment Shares following a Measuring Trigger, the fair market value of such Investment Shares immediately following such Measuring Trigger shall be deemed “consideration received” for purposes of calculating the Proceeds, and provided further that the fair market value of any non-cash consideration (including stock) shall be determined as of the date of such Measuring Trigger.

(iv)	“Investment” shall mean the initial investment of funds by the Sponsor Shareholders in equity securities of the Company and its Subsidiaries on February 4, 2008, which the parties agree is $1.383 billion dollars.

(v)	“Investment Shares” shall mean the Class A shares issued to the Sponsor Shareholders pursuant to the Investment.

(vi)	“Realization Event” shall mean, the date after any sale, conveyance or other disposition of equity securities by the Sponsor Shareholders in an underwritten public offering or effected in, on, or through the facilities of an established securities market (the “Public Date”) where the total number of all equity securities held, directly or indirectly, by the Sponsor Shareholders is, in the aggregate, less than fifty percent (50%) of the total number of equity securities of the Company and its Subsidiaries held by the Sponsor Shareholders immediately prior to the first Public Date hereafter. For purposes of determining whether any Realization Event has occurred, the total number of equity securities of the Company or its Subsidiaries held, directly or indirectly, by the Sponsor Shareholders shall be equitably adjusted to reflect any recapitalization or other corporate event affecting the number or kind of equity securities of the Company or its Subsidiaries.

(vii)	“Sponsor Shareholders” shall mean BC European Capital VIII – 1 to 12 and 14 to 39, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., BC European Capital – Intelsat Co-Investment, BC European Capital – Intelsat Co-Investment 1 and BC European Capital – Intelsat Syndication L.P., provided that, if any of the foregoing sell or otherwise transfer any part of its interest prior to the earlier of a Measuring Trigger or the Public Date, the acquirer of such interest shall be considered a Sponsor Shareholder to the extent of such acquired interest, but such acquisition shall not change the value of the Investment.

EXHIBIT B

ELECTION TO INCLUDE SHARES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned purchased [            ] Class B shares, par value U.S. $.001 per share (the “Class B Shares”), of Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”) pursuant to a Class B Restricted Share Agreement (the “Class B Restricted Share Agreement”), each dated as of May 8, 2009 (the “Grant Date”) and each between the Company and the undersigned. Under certain circumstances, the Company has the right to repurchase the Class B Shares from the undersigned (or from the holder of the Class B Shares, if different from the undersigned) upon the occurrence of certain events as described in the Class B Restricted Share Agreement. Hence, the Class B Shares are subject to a substantial risk of forfeiture and are nontransferable to other than family members (within the meaning of Treasury Regulation §1.83-3(d)). The undersigned desires to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”) to have the Class B Shares taxed at the time the undersigned purchased the Class B Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Class B Shares, to report as taxable income for the undersigned’s taxable year ended December 31, 2009 the excess (if any) of the Class B Shares’ fair market value on May 8, 2009, over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

[Name]

[Address]

Social Security Number:

2. A description of the property with respect to which the election is being made: [            ] Class B common shares, par value U.S. $.001 per share, of Intelsat Global, Ltd..

3. The date on which the property was transferred: May 8, 2009. The taxable year for which such election is made: the undersigned’s taxable year ending December 31, 2009.

4. The restrictions to which the property is subject: [        ] shares will be subject to time-based vesting, with [    ]% of the time-vesting shares vesting on the date of grant, and the remaining time-vesting shares vesting in equal monthly installments over [            ] months commencing on [    ], 2009, subject to continued employment. The remaining shares will vest in equal annual installments over five years, commencing December 31, 2008 subject to the meeting of performance goals (the realization of certain financial targets based on Revenue and EBITDA or the investors in Intelsat Global, Ltd. attaining certain total returns

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on their investment in Intelsat Global, Ltd.) and continued employment. All of the shares described in this paragraph 4 may be repurchased by the Company at less than fair market value in certain instances of termination for cause or voluntary resignation.

5. The fair market value on May 8, 2009, of the property with respect to which the election is being made, determined without regard to any lapse restrictions: U.S. $        .

6. The amount paid for such property: U.S. $0.00.

7. A copy of this election has been furnished to the Company or other affiliated person or entity for whom the services are performed pursuant to Treasury Regulation §1.83-2(e)(7).

This election is being sent to the Internal Revenue Service office with which the undersigned files his return. In addition, a copy of this election will be submitted with the income tax return of the undersigned for the taxable year in which the Class B Shares were purchased.

Dated:
[NAME]

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EXHIBIT C

Intelsat Global, Ltd.

Shareholder’s Proxy

By this irrevocable proxy, the undersigned,                                          (the “Grantor”) as the holder of Class B Shares in Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”) HEREBY APPOINT(S) Egon Durban, failing whom, Raymond Svider, failing whom, Justin Bateman and failing whom David McGlade, and each of them to be the agent and standing proxy of the undersigned to represent the undersigned and to vote on behalf of the undersigned at any General Meeting of the Company and at any adjournment thereof and, on behalf of the undersigned, to consent to short notice of any such meeting, and, on behalf of the undersigned to execute any resolutions being written resolutions in lieu of any general meeting of the Company.

Dated the          day of             , 2009.

[Name of Shareholder]

Signed by the above named Shareholder in the presence of:

Witness Signature:

Witness Name (Print):

Witness Address (Print):

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